SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                 October 1, 2001
                Date of Report (Date of earliest event reported)



                           Circuit Research Labs, Inc.
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             (Exact name of registrant as specified in its charter)



Arizona                            0-11353                            86-0344671
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(State or other jurisdiction       (Commission                     (IRS Employer
of incorporation)                  File Number)              Identification No.)


2522 West Geneva Drive
Tempe, Arizona                                                             85282
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(Address of principal executive offices)                              (Zip Code)



                                 (602) 438-0888
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              (Registrant's telephone number, including area code)

Item 5.        Other Events.

     Amendment to Credit Agreement with Harman Acquisition Corp.

      As previously disclosed in the Registrant's current report on Form 8-K filed June 15, 2000, as amended by the Registrant's current report on Form 8-K/A filed October 12, 2000, the Registrant acquired the assets of Orban, Inc., a wholly-owned subsidiary of Harman International Industries, Inc. ("Harman"),
on  May  31,  2000.   Including the $250,000 previously  paid  to
Harman as non-refundable deposits in 1999, the total stated purchase price was $10.5 million, of which $2 million was paid in
cash  and  the  balance  of which was  financed  by  Harman.   In
conjunction with the Asset Sale Agreement between the Registrant and Harman, the parties entered into a Credit Agreement to establish the terms and conditions of the $8.5 million loan from Harman to the Registrant. The loan is evidenced by one short-term promissory note, in the amount of $3.5 million, and one long-term promissory note, in the amount of $5 million. The long-term note originally bore interest at 8% per annum and required quarterly principal payments beginning March 31, 2001, with a balloon payment of $3 million due on March 31, 2003. The short-term note bore interest at 8% per annum for the period from June 1, 2000 to July 31, 2000 and 10% per annum from August 1, 2000 up
to   its  September  30,  2000  maturity  date.   The  notes  are
collateralized by, among other things, all receivables, inventory and equipment, investment property, including the Registrant's stock in its wholly-owned subsidiary, CRL Systems, Inc., and intellectual property of the Registrant and CRL Systems, Inc.

      The Registrant received several payment extensions on the promissory notes. First, in exchange for $150,000 cash and an increase in the interest rates to 12% per annum for both promissory notes, Harman extended the maturity date of the short-term note to November 30, 2000. The maturity date of the short-term note was subsequently extended several times without fees or other significant changes to the original terms of the note and is due April 30, 2002. Additionally, the first principal payment on the long-term note of $250,000, originally due March 31, 2001, was extended to September 30, 2001 with the remaining quarterly principal payments deferred until April 30, 2002.

      On October 1, 2001, the Registrant and Harman entered into an Amendment to Credit Agreement (the "Amended Credit Agreement") under which both the short-term and the long-term promissory notes were amended and restated. Under the Amended Credit Agreement, both promissory notes were converted to demand notes payable on the demand of Harman. Interest only payments remain payable from time to time for both notes. Additionally, under the Amended Credit Agreement, the first principal payment on the long-term note of $250,000, the due date of which had been extended to September 30, 2001, was increased to $1,250,000 and is now due April 30, 2002, unless Harman demands payment at an earlier date.

      Copies of the Amended Credit Agreement and the amended and restated short-term and long-term promissory notes are filed as exhibits to this report. Reference is made to these documents for a full statement of the terms and conditions of the Registrant's agreement with Harman.

Item 7.        Exhibits

     10.1 Amendment  to Credit Agreement, dated as of October  1,
          2001, by and between CRL Systems, Inc., as Borrower, and Harman Acquisition Corp. (formerly known as Orban,
          Inc.), as Lender.

     10.2 Amended  and  Restated Tranche  A  Note,  dated  as  of
          October  1,  2001,  from CRL Systems,  Inc.  to  Harman
          Acquisition Corp. (formerly known as Orban, Inc.) in the amount of $5,000,000.

     10.3 Amended  and  Restated Tranche  B  Note,  dated  as  of
          October  1,  2001,  from CRL Systems,  Inc.  to  Harman
          Acquisition Corp. (formerly known as Orban, Inc.) in the amount of $3,500,000.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CIRCUIT RESEARCH LABS, INC.




Date: October 25, 2001        By : /s/ Charles Jayson Brentlinger
                                   ------------------------------
                                   Charles Jayson Brentlinger
                                   President and Chief Executive Officer